Electro Rent Corporation                    FOR IMMEDIATE RELEASE

Investor Contact:                       Company Contact:
 Neil Berkman                            Daniel Greenberg
 Berkman Associates                      Chairman & CEO
 (310) 277-5162                          Electro Rent Corporation
 info@BerkmanAssociates.com              (818) 786-2525

                Electro Rent Corporation Reports
               Fiscal 2006 Third Quarter Results

  VAN NUYS, CALIFORNIA, March 30, 2006 - Electro Rent Corporation
(NASDAQ:ELRC) today announced financial results for the third quarter and first nine months of fiscal 2006.

Overview and Outlook
  "Strong demand in our core aerospace, defense, electronics and telecommunications markets, coupled with the continued growth of our new subsidiaries in China and Europe, and the positive effect of our acquisition of Rush Computer Rentals on January 31, 2006 combined to produce a 17.6% increase in rental and lease revenue for the third quarter versus prior year. Moreover, both Rush
Computer Rentals and our new operation in China contributed to our profitability for the period," said Chairman and Chief
Executive Officer Daniel Greenberg.
  "We are on course to meet the goals we set for ourselves for fiscal 2006.  We expect revenue for our full year to exceed
revenue for fiscal 2005, although we will not quite match last year's earnings which benefited from unusual high-margin sales of equipment.  The increasing momentum of our rental and lease
business is a particularly significant development.  Rental
pricing has remained stable during the year, and we believe that our efforts to build closer relationships with key customers and suppliers have improved our ability to compete and provide a more secure foundation for the future.
  "We also have made great strides in our geographic expansion program.  Equipment inventories and the pace of activity at our new operation in China have continued to grow.  In Europe, where we must focus on gaining market share as opposed to creating the market as we are doing in China, progress will require a longer gestation period, but we continue to see real opportunities for long-term growth," Greenberg added.

                              (more)

Electro Rent Corporation Reports
Fiscal 2006 Third Quarter Results
March 30, 2006
Page Two

Third Quarter Results
  For the three months ended February 28, 2006, total revenues increased to $29.3 million from $28.8 million for the third
quarter of fiscal 2005.  Revenues for last year's third quarter included $3.4 million in equipment sales from an early lease termination and a related buyout transaction by a data products customer.  There were no similar transactions of comparable size in the current period.
  Rental and lease revenue increased 17.6% to $22.1 million
versus $18.8 million for the same period of the prior year, the result of a 16.4% increase in test & measurement (T&M) equipment rental revenue and an 18.9% increase in data products (DP)
equipment rental revenue.  The increase in DP revenue primarily reflected the acquisition of Rush Computer.
  Revenue from equipment sales and other revenues decreased 27.3
% compared to the third  quarter of fiscal 2005.  Improved
equipment utilization and a younger equipment pool have limited the amount of equipment available for sale this year.
Additionally, the prior year benefited from the early lease
termination and related buyout transaction.
  SG&A expenses increased 10.6% for this year's third quarter compared to prior year, primarily reflecting the overall increase in business activity and certain expenses associated with the development of Electro Rent's new operations in China and Europe.
  Net income for the third quarter of fiscal 2006 was $5.9
million, or $0.23 per diluted share.  This compares to net income for the third quarter of fiscal 2005 of $6.9 million, or $0.27 per diluted share, which benefited from the unusually high
margins on the early lease termination and related buyout
transaction.
  Including equipment acquired with the Rush Computer Rentals transaction, purchases of new equipment for this year's third quarter totaled $17.3 million, compared to $11.2 million for the third quarter of fiscal 2005.  The book value of Electro Rent's equipment pool rose to $131.4 million at February 28, 2006
compared to $122.8 million at May 31, 2005 and $109.0 million at
February 28, 2005.

                              (more)

Electro Rent Corporation Reports
Fiscal 2006 Third Quarter Results
March 30, 2006
Page Three

  Cash and marketable securities at February 28, 2006 were $77.9 million.  This compares to cash and marketable securities at May
31, 2005 of $80.8 million.  Electro Rent has no debt.
Shareholders' equity at February 28, 2006 was $216.1 million compared to $195.0 million at May 31, 2005.

Nine Month Results
  For the nine months ended February 28, 2006, revenue increased
2.3% to $83.8 million compared to $81.9 million for the first nine months of fiscal 2005.  Rental and lease revenue increased almost 10%, the result of a 14.4% increase in T&M revenue and a
6.2% decease in DP revenue, primarily related to reduced DP
leasing activity.  Equipment sales and other revenues declined
17.0% to $18.6 million.
  Net income for this year's first nine months was $16.5 million, or $0.64 per diluted share.  This compares to net income for the first nine months of fiscal 2005 of $18.8 million, or $0.74 per diluted share, which included the positive effects of the large early lease termination and buyout and $1.8 million (pre-tax)
related to funds received from a class action lawsuit.  For the three and nine month periods in fiscal 2006 and 2005, income taxes were reduced by $0.8 million and $1.0 million,
respectively, and $0.7 million and $1.4 million, respectively, due to changes in estimated tax liability.

About Electro Rent
  Electro Rent Corporation (www.ElectroRent.com) is one of the
largest nationwide organizations devoted to the short-term rental and leasing of personal computers, servers and general purpose electronic test equipment.

"Safe Harbor" Statement:
  Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934.
These forward-looking statements reflect our management's current views with respect to future events and financial performance;
however, you should not put undue reliance on these statements.
When used, the words "anticipates," "believes," "expects,"

                              (more)

Electro Rent Corporation Reports
Fiscal 2006 Third Quarter Results
March 30, 2006
Page Four

"intends," "future," and other similar expressions identify
forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties.  We believe our
management's assumptions are reasonable; nonetheless, it is
likely that at least some of these assumptions will not come true.  Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material.  Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form
10-K and 10-Q and our other filings with the Securities and
Exchange Commission.  Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.  We undertake no obligation to update or revise any forward-looking statements.

                        (tables attached)                   #4113

                      ELECTRO RENT CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
          (Unaudited) (000's omitted, except per share data)

                             Three Months Ended Nine Months Ended
                                 February 28,      February 28,
                               ----------------  ----------------
                                 2006     2005     2006     2005
Revenues:                      -------  -------  -------  -------
 Rentals and leases            $22,093  $18,846  $65,254  $59,485
 Sales of equipment
  and other revenues             7,184    9,936   18,574   22,413
                               -------  -------  -------  -------
    Total revenues              29,277   28,782   83,828   81,898
                               -------  -------  -------  -------

Operating expenses:
 Depreciation of rental
  and lease equipment            8,666    7,961   25,782   24,452
 Costs of revenues other
  than depreciation of
  rental and lease equipment     4,668    3,732   10,399   10,127
 Selling, general and
  administrative expenses        8,260    7,466   24,207   22,022
                               -------  -------  -------  -------
    Total operating expenses    21,594   19,159   60,388   56,601
                               -------  -------  -------  -------
Operating profit                 7,683    9,623   23,440   25,297

Interest and
 investment income, net            750      385    1,906      947
Income from
 litigation settlement              --       --       --    1,758
                               -------  -------  -------  -------
Income before income taxes       8,433   10,008   25,346   28,002
Income taxes                     2,517    3,063    8,826    9,204
                               -------  -------  -------  -------
Net income                      $5,916   $6,945  $16,520  $18,798
                               =======  =======  =======  =======

Earnings per share:
 Basic                           $0.23    $0.28    $0.65    $0.75
 Diluted                         $0.23    $0.27    $0.64    $0.74

Shares used in
per share calculation:
 Basic                          25,451   25,011   25,279   24,943
 Diluted                        25,883   25,547   25,694   25,317

                       ELECTRO RENT CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
             (Unaudited)(000's omitted, except share data)

                                            February 28,  May 31,
                                               2006        2005
                                            -----------  --------
                      ASSETS

Cash and cash equivalents                      $ 55,165  $ 31,997
Marketable securities                            22,700    48,800
Accounts receivable, net                         14,694    10,548
Rental and lease equipment, net                 131,435   122,798
Other property, net                              16,352    15,722
Goodwill                                          2,642         0
Other                                             4,589     3,357
                                            -----------  --------

                                               $247,577  $233,222
                                            ===========  ========

       LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
 Accounts payable                              $  6,526  $ 13,983
 Accrued expenses                                 8,315     8,700
 Deferred revenue                                 3,121     2,768
 Deferred tax liability                          13,471    12,754
                                            -----------  --------
    Total liabilities                            31,433    38,205
                                            -----------  --------

Shareholders' equity:
 Preferred stock, $1 par - shares
   authorized 1,000,000; none issued                 --        --
 Common stock, no par - shares
   authorized 40,000,000; issued and
   outstanding February 28, 2006 -
   25,525,797; May 31, 2005 - 25,100,132         26,318    21,638
 Retained earnings                              189,826   173,379
                                            -----------  --------
    Total shareholders' equity                  216,144   195,017
                                            -----------  --------
                                               $247,577  $233,222
                                            ===========  ========